EXHIBIT 24.1

                         ANHEUSER-BUSCH COMPANIES, INC.
                               POWER OF ATTORNEY

    Each of the undersigned directors and officers of Anheuser-Busch Companies, Inc., a Delaware corporation (the "Company"), hereby appoints Patrick T. Stokes, W. Randolph Baker, and JoBeth G. Brown, and each of them or their successors as officers of the Company acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act on Form S-8 of: (a) 32 million additional shares of common stock to be issued under the Company's 1998 Incentive Stock Plan (the "1998 Plan Shares");
(b) the previously registered shares of common stock remaining unissued under the Company's 1998 Incentive Stock Plan (Registration Nos. 333-105634, 333-67027 and 333-60216). This
authorization includes the authority to sign the name of each of the undersigned in the capacities indicated below to the said proposed Registration Statements to be filed in respect of said 1998 Plan Shares, and to any amendments to said proposed Registration Statements or to Registration Statement Nos. 333-105364, 333-67027, 333-60216, after this date.

IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of April 27, 2005.


        /s/ PATRICK T. STOKES                   /s/ W.
RANDOLPH BAKER
            Patrick T. Stokes                       W.
Randolph Baker
  President and Chief Executive Officer  Vice President and
Chief Financial Officer
and Director (Principal Executive Officer)     (Principal
Financial Officer)

       /s/ JOHN F. KELLY                       /s/ AUGUST A.
BUSCH III
           John F. Kelly                           August A.
Busch III
   Vice President and Controller            	Chairman of the
Board and Director
   (Principal Accounting Officer)

      /s/ CARLOS FERNANDEZ G.                    /s/ JAMES J.
FORESE
          Carlos Fernandez G.	                        James J.
Forese
               Director
Director

           /s/ JOHN E. JACOB                      /s/ JAMES R.
JONES
               John E. Jacob                          James R.
Jones
                 Director
Director

         /s/ CHARLES F. KNIGHT                   /s/ VERNON R.
LOUCKS, JR.
             Charles F. Knight                       Vernon R.
Loucks, Jr.
                 Director
Director

         /s/ VILMA S. MARTINEZ                   /s/ WILLIAM
PORTER PAYNE
             Vilma S. Martinez                       William
Porter Payne
                  Director
Director

         /s/ JOYCE M. ROCHE                       /s/ HENRY
HUGH SHELTON
             Joyce M. Roche                           Henry
Hugh Shelton
               Director
Director

          /s/ ANDREW C. TAYLOR
____________________________
              Andrew C. Taylor                       Douglas
A. Warner III
                  Director
Director

       /s/ EDWARD E. WHITACRE JR.
           Edward E. Whitacre Jr.
                Director